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0148728.01

                                                                    EXHIBIT 10.1


                                 LOAN AGREEMENT

         THIS AGREEMENT, dated as of July ___, 1996, is entered into by and between BANCFIRST OHIO CORP., an Ohio corporation (hereinafter called "Borrower"), and LASALLE NATIONAL BANK, a national banking association (hereinafter called "Lender").

         WHEREAS, the Borrower desires to borrow from the Lender the sum of Fifteen Million Dollars ($15,000,000) for the purpose of funding the acquisition by Borrower of COUNTY SAVINGS BANK (hereinafter called "COUNTY"); and

         WHEREAS, to induce the Lender to make the Loan (as defined herein) it is necessary for the Borrower to make the warranties and representations and agree to the covenants and conditions herein contained,

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, it is agreed by the parties hereto as follows:

         1. COMMITMENTS OF LENDER

         A. Subject to the terms and conditions of this Agreement, the Lender agrees to lend to the Borrower and the Borrower agrees to borrow from the Lender the sum of



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Fifteen Million Dollars ($15,000,000) (hereinafter called "the
Loan"). The Loan shall be evidenced by a promissory note executed by Borrower in the form attached hereto as Exhibit "A." The initial funding of the Note by the Lender is hereinafter sometimes called the "Closing."

         2. CONDITIONS OF BORROWING

         Notwithstanding any other provision of this Agreement the Loan provided for above shall not be required to be made by the Lender:

         A. If, at the closing of the Loan, there has been, in the Lender's sole and complete discretion, an adverse change in the financial condition or affairs of the Borrower and its subsidiaries from that shown by the December 31, 1995 Consolidated Financial Statement of Borrower and its subsidiaries, audited by Coopers & Lybrand LLP (the "1995 Financial Statement") a copy of which was provided by Borrower to Lender;

         B. If, at the agreed upon date of the Loan, Borrower has incurred, directly or indirectly, contingent or otherwise, any obligation or indebtedness other than the obligations specifically described in that certain Stock Purchase Agreement entered into by and between Borrower and certain other "Sellers" as defined therein, dated March 27, 1996 (hereinafter referred to as the "Stock Purchase Agreement");

         C. Unless all proceedings to be taken in connection with the transactions



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contemplated hereby and all documents incident thereto shall be completed, and shall be reasonably satisfactory in substance and form to the Lender;

         D. Unless the Lender shall have received in substance and form reasonably satisfactory to the Lender, all releases, certificates, affidavits, schedules, resolutions, legal opinions, Pledge Agreement, and any other documents described in Sections 8 and 9 below, and/or other documents which are provided for hereunder, or which it may reasonably request in connection with the Loan contemplated hereunder (collectively, the "Loan Supporting Documents");

         E. Unless the Borrower obtains all consents required of any third parties, if any, to the making of the Loan hereunder and/or the taking of collateral security hereunder;

         F. Unless the representations and warranties contained in Section 4 hereof shall have been true and correct in all material respects as of the applicable date(s) therein referred to; and

         G. Unless Borrower has complied with and fulfilled, by Closing, all terms and conditions of the Stock Purchase Agreement (with the sole exception of payment of the purchase price).



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         H. Unless Borrower has successfully concluded its registered offering of its common stock and has received net offering proceeds of not less than Twenty-Five Million Dollars ($25,000,000).

         3. INTEREST RATE AND PAYMENTS OF INTEREST

         The interest on the Loan shall be paid as follows:

         A. Interest on the principal balance of the Note from time to time outstanding will be payable at an annual rate equal to One Hundred Thirty-Five
(135) basis points in excess of the London Interbank Offered Rate (LIBOR) in effect from time to time prior to maturity. After maturity, whether maturity is brought about by acceleration after the occurrence of an Event of Default or otherwise, interest shall accrue on the unpaid principal balance under the Note outstanding from time to time at an annual rate equal to three percent (3%) in excess of the LIBOR rate in effect from time to time. For purposes hereof, LIBOR means the rate per annum (as conclusively determined by the Bank) at which United States Dollar deposits are offered by prime banks in the London Interbank Market to leading banks in the London Interbank Market quoted at 11:00 a.m., London time, two Eurodollar business days prior to the first day of such interest periods of, at the option of Maker, 30, 60, or 90 days and comparable to the principal amount of the loan outstanding hereunder.



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         B. Interest shall be payable quarterly, commencing ninety (90) days after funding of the Note. No principal payment shall be due for the first eighteen (18) months of the Note. Annual principal payments shall begin eighteen
(18) months after funding of the Note. Payments shall be based upon a ten-year amortization schedule, with a maturity date of September 1, 2003.

         4. REPRESENTATIONS AND WARRANTIES

         To induce the Lender to make the Loan provided for herein, the Borrower represents and warrants that:

         A. Borrower shall apply one hundred percent (100%) of the Loan Proceeds toward the purchase price for the acquisition of COUNTY by Borrower. None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds from the Loan) will violate or result in a violation of
Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitations, Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase with the proceeds of the Loan any "margin security" within the meaning of said Regulation U, including margin securities originally issued by it;

         B. The Borrower is a corporation duly organized and validly existing under



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the laws of the state of Ohio, has all requisite corporate power and authority to own its property and to carry on its business as now being conducted, to enter into this Agreement, to issue and deliver the Note and the Pledge Agreement, and to carry out the provisions hereof and thereof, and is duly qualified as a foreign corporation and authorized by all regulatory agencies as is necessary in all states in which, by reason of its ownership of property or the conduct of its businesses, is required to qualify as a foreign corporation, and that it is in good standing in all such states;

         C. The Balance Sheet (including the notes thereto) of Borrower and its subsidiaries on a consolidated basis which has heretofore been furnished to the Lender as part of the 1995 Financial Statement is correct and complete in all material respects, has been prepared in conformity with Generally Accepted Accounting Principles and accurately presents the financial condition of Borrower and its subsidiaries on a consolidated basis as of such date and accurately reflects the results of their operations for the period then ended. The Borrower has furnished to Lender an Interim Financial Statement for the period ended March 31, 1996, which has been prepared in conformity with Generally Accepted Accounting Principles.

         D. All and any improvements on real estate leased, used or owned by the Borrower which is material to the operations of the Borrower, conform to any and all applicable state and local laws, zoning and building ordinances, health and safety laws and ordinances, all applicable environmental laws and regulations, and such property is zoned


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for the various purposes for which the real estate and improvements thereon are presently being used;

         E. The operations being conducted upon any real estate leased, used or owned by Borrower, does not violate any federal, state, or local environmental statutes, ordinances, rules or regulations as are applicable to the operations of the Borrower;

         F. Since December 31, 1995, there have been no adverse changes in the assets, liabilities, prospects, business or condition, financial or otherwise, of Borrower and its subsidiaries individually or taken as a whole other than changes arising from transactions in the ordinary course of business (such changes in the aggregate not being materially adverse); neither the business, the properties, nor the prospects of the Borrower and its subsidiaries have been adversely affected in any way, including by way of illustration and not limitation, as a result of any fire, explosion, accident, strike, lockout, combination of workmen, flood, imposition of governmental restrictions, confiscation by governmental agency, court order, or act of God; also, except as disclosed in the Financial Statements, no dividends have been declared or paid by the Borrower or its subsidiaries and no other distribution has been made on the stock of the Borrower or its subsidiaries;

         G. There are no actions, suits, arbitration or other proceedings pending, threatened against or affecting the Borrower or its subsidiaries at law or in equity, or before or by any federal, state, municipal or other governmental court, tribunal,


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department, commission, board or other administrative agency, department, commission, board or other administrative agency, domestic or foreign, which involve the possibility of any assessment, judgment or liability which may cause any adverse change in the business, properties or prospects of the Borrower and its subsidiaries or the Borrower's ability to fully perform the obligations under this Agreement or the Note, and the Borrower is not in default with respect to any order, writ, injunction or decree of any court, commission, board or agency, domestic or foreign;

         H. All corporate action necessary to make the provisions of this Agreement, the Loan Supporting Documents and the Note binding upon the Borrower has been properly taken and the Borrower is and will continue to be duly authorized to borrow monies hereunder to execute and deliver the Notes, and to perform this Agreement and the Loan Supporting Documents; this Agreement, the Loan Supporting Documents and the Note, when executed and delivered for value received, will be valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms and provisions, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally;

         I. The Borrower is not in violation of, and the execution and delivery of this Agreement, the Loan Supporting Documents and the Note, and the performance by the Borrower of its obligations thereunder, will not result in the Borrower being, as of the closing, in violation of or in conflict with, or constitute a default under, any term or


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provision of any charter, bylaw, mortgage, indenture, or any material contract, agreement, undertaking, instrument, judgment, decree, order, statute, rule or regulation applicable thereto, to which they are a party or by which they are bound, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower pursuant to any such term or provision;

         J. The consummation by the Borrower of the loan and security pledge transactions contemplated by this Agreement, the Loan Supporting Documents and the Note, does not require the authorization, approval, consent (or withholding of disapproval), license, or exemption of or filing or registration with, any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, or any private party, other than the directors of the Borrower;

         K. The Borrower has outstanding no debt or other obligation for borrowed money, except to the extent shown on the 1995 Financial Statement and as permitted under Section 5A hereunder;

         L. The Borrower and its subsidiaries are not in default under any lease or title retention arrangement to which they are a party. The Borrower and its subsidiaries have and will have, as of the Closing, good and marketable title to all of their property and assets which are material to the operations of the Borrower or the subsidiaries in the aggregate, except as disposed of in the ordinary course of business since the date thereof,



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subject to no liens, mortgages, pledges, encumbrances, or charges of any kind except as shown thereon and except for liens permitted under Section 6B hereof;

         M. The Borrower and its subsidiaries have adequate franchises, permits and licenses to allow them to conduct their business presently and as contemplated;

         N. All tax returns and reports of the Borrower and its subsidiaries required by law to be filed have been duly filed, and all taxes, assessments, fees and other governmental charges (other than those presently payable without penalty or interest) upon the Borrower, or its subsidiaries upon any of their properties or assets which are due and payable have been paid;

         O. Except for First National Bank in Zanesville, First Financial Services Group, N.A. and Bellbrook Community Bank, the Borrower has no subsidiaries and there is no individual, partnership, corporation, joint venture, firm or other entity (throughout this Agreement, collectively, a "Person") which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower. The term "control" means the possession, directly or indirectly, of the power to cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise;

         P. The Borrower is not obligated as guarantor, cosigner or otherwise, on any


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obligation of any kind for any other person, firm or entity except as specifically set forth in the 1995 Financial Statement;

         Q. The 1995 Financial Statement, the Interim Financial Statement, and all other information and data furnished by Borrower to the Lender in connection with the Loan, or the transactions contemplated hereby, are complete and accurate in all material respects and do not contain any untrue statements of material fact and do not omit to state any material fact required to be stated therein, or necessary in order to make the statements therein not misleading;

         R. As of Closing, Borrower will own one hundred percent (100%) of all authorized, issued and outstanding stock of COUNTY.

         S. For purposes of this Agreement, the term "employee benefit plan" shall include any plan defined in Section 3(3) of ERISA, the term "multiemployer plan" shall include any plan defined in Section 3(37) or 4001(a)(3) of ERISA, and the term ERISA Affiliate shall mean an corporation, trade or business that together with the Borrower is treated as a single employer under Section 302(f)(6)(B) or 4001(b)(1) of ERISA. The Borrower warrants and represents that:

         (a) With respect to each employee benefit plan established or maintained by the Borrower or any ERISA Affiliate (individually, a "Plan" and collectively, the "Plans"),



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full payment of all amounts which the Borrower or any ERISA Affiliate is or has been required under the terms of each such Plan, any collective bargaining agreement relating to such plan, or applicable law, to have paid heretofore as contributions to such Plan has been made.

         (b) None of the Plans established or maintained by the Borrower or any ERISA Affiliate or the trusts created thereunder, or the Borrower or any ERISA Affiliate, any trustee, administrator or fiduciary thereof in such capacity, has engaged in a "prohibited transaction" (such as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which could subject such Plans, any trust created thereunder, the Borrower or any ERISA Affiliate or to any trustee, administrator or fiduciary thereof, or any party to any material liability for any excise tax or penalty on prohibited transactions.

         (c) Except as otherwise disclosed in writing to Lender, the Borrower and its ERISA Affiliates do not and have not maintained any employee benefit plan which is subject to Title IV of ERISA or which is a defined benefit plan as defined in Section 3(35) of ERISA.

         (d) No defined benefit pension plan maintained by the Borrower or any ERISA Affiliate (i) has incurred any "accumulated funding deficiency" (within the meaning of Section 302(a)(2) of ERISA or Section 412 of the Code, whether or not waived); or



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(ii) has any "amount of unfunded benefit liabilities" within the meaning of
Section 4001(a)(18) of ERISA.

         (e) Except as required by law, no Plan of the Borrower or any ERISA Affiliate provides, or obligates any Borrower or ERISA Affiliate to provide, any post-retirement medical benefits to any former employees of the Borrower or such ERISA Affiliate, or any post-retirement death benefits to any former employees of the Borrower or such ERISA Affiliate except on a fully-insured basis.

         (f) The Borrower and its ERISA Affiliates have neither contributed to nor have been a party to, nor have they any employees who are covered by, any multi-employer plan.

         (g) Each of the Plans and the administrators and fiduciaries of each of the Plans and the Borrower and its ERISA Affiliates have at all times complied in all material respects with all applicable requirements of the Code, ERISA, and of any other applicable law (including regulations and rulings thereunder) governing each of the Plans, and each of the Plans have at all times been properly administered substantially in accordance with all such requirements of law and in accordance with its terms to the extent consistent with all such requirements of law. Any noncompliance or failure to properly administer has not exposed the Plans, the Borrower or any of its ERISA Affiliates to any material penalties or liabilities, or exposed any Person or the Plans to disqualification. Each of the Plans


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intended to qualify under Code Section 401(a) is so qualified and the trust or trusts maintained in connection with such Plans has received a letter from the Internal Revenue Service determining that the Plan and trust is so qualified, and to the knowledge of the Borrower and its ERISA Affiliates nothing has occurred since the date of any such determination letter which has adversely affected such qualification. No lawsuits or complaints to, or by, government agencies have been filed, are pending or are expected with respect to each of the Plans.

         (h) Borrower has delivered to Lender a complete and correct list of all qualified employee pension plans (within the meaning of Section 3(2) of ERISA) with respect to which the Borrower or an ERISA Affiliate is a party in interest.

         The foregoing representations and warranties shall be deemed material in all respects and shall survive the Closing of this Agreement, any investigation by the Lender, and the issuance and delivery of the Note and Loan Supporting Documents pursuant hereto.

         5. NEGATIVE COVENANTS

         The Borrower covenants that from December 31, 1995, and until payment in full of the Note has been made and the performance of all obligations hereunder has been completed, they have not and will not, without the prior written consent of the Lender, directly or indirectly:


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         A. Create, assume, incur, have outstanding, or in any manner become liable in respect of, any indebtedness (including contingent indebtedness in the form of a guaranty or otherwise), whether by way of loan or the issuance or sale or any notes, bonds, debentures or other obligations of the Borrower, whether secured or unsecured, except one or more of the following: (i) indebtedness in respect of the Note issued under this Agreement; (ii) indebtedness of the Borrower for taxes, assessments, municipal or other governmental charges; (iii) payables or liabilities incurred in the ordinary course of business, other than for borrowed money; and (iv) indebtedness reflected in the 1995 Financial Statement. For purposes hereof, indebtedness shall mean and include:

         (a) All items arising from the borrowing of money which, according to generally accepted accounting principles now in effect, would be included in determining total liabilities as shown on the company's balance sheet;

         (b) All indebtedness secured by any lien on property owned whether or not such indebtedness shall have been assumed; or

         (c) All guarantees and similar contingent liabilities in respect to indebtedness of others; or

         (d) All other interest-bearing obligations evidencing indebtedness to others.



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         B. Dispose by sale, assignment, lease, or otherwise, any of their property or assets (other than obsolete, damaged or worn out property or equipment, not used or useful in its business), whether now owned or hereafter acquired, except in the ordinary course of their business as presently conducted and for a full and adequate consideration;

         C. Create, incur, or suffer any lien, mortgage, pledge, assignment, or other encumbrance on, or security interest in, any of the common stock of the Borrower's subsidiary banks, Bellbrook Community Bank and County Savings Bank of Newark, Ohio.

         D. Merge or consolidate [into] any other Person, firm or corporation;

         E. Create, by volume of business or otherwise, or acquire, any affiliate; purchase or otherwise acquire all or substantially all of the assets of any person, firm, corporation, or other entity except for such transactions which will not cause an event of default hereunder;

         F. Become engaged in any substantial business activity unrelated to the operation of the business of the Borrower as presently conducted or in any business not permitted by the comptroller of the currency, the Federal Reserve, the Ohio Banking Act or any regulations thereunder;


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         G. Enter into or participate in any joint ventures;

         H. Allow the percent of outstanding stock pledged as collateral to diminish;

         I. Permit a violation of any of the foregoing negative covenants.

         6. AFFIRMATIVE COVENANTS

         The Borrower covenants that from December 31, 1995, and until payment in full on the Note has been made and the performance of all obligations hereunder has been completed, it has or will, except as otherwise consented to in writing by the Lender, which consent shall not be unreasonably withheld, prior thereto:

         A. Furnish and deliver to the Lender:

         (a) as soon as practicable and in any event no later than 50 days after each fiscal quarter of Borrower's twelve-month reporting period, except for the fiscal quarter ending December 31 of each year (in lieu thereof, Borrower shall provide audited financial statements for the fiscal year then ending), a financial statement and call reports prepared by the Borrower and delivered to the Lender covering the Borrower's financial condition on an individual and consolidated basis during the period ending on such date;



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         (b) simultaneous with delivering such reports to the Federal reserve, copies of all FR-9 reports and other periodic reports required by federal regulation prepared for Borrower separately and on a consolidated basis;

         (c) immediately after notice to the Borrower of the commencement thereof, notice in writing to Lender of all actions, suits, and proceedings before any court, arbitrator(s) or governmental department, commission, board or other administrative agency, affecting Borrower of the type required to be disclosed under Section 4G above;

         (d) promptly after the occurrence thereof, notice of any other matter which has resulted in, or may reasonably be expected to result in, a material adverse change in the financial or other condition or operations of either Borrower or any of its subsidiaries or in either Borrower's ability to fully perform its obligations and the terms and conditions of this Agreement or its ability to repay the Note; and

         (e) with reasonable promptness, such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Borrower, as the Lender may from time to time reasonably request in writing.

         B. Promptly pay and discharge all taxes, assessments and other governmental charges imposed upon the Borrower or upon the income, profits, or property of the Borrower and all claims for labor, material or supplies which, if unpaid, might by law



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become a lien or charge upon the property of the Borrower; provided, however, that the Borrower shall not be required to pay any such tax, assessment, charge or claim so long as the validity and/or amount thereof shall be contested in good faith by appropriate proceedings and adequate reserves therefor shall be maintained by the Borrower;

         C. Maintain FDIC insurance for Borrower's banking subsidiaries and affiliates;

         D. Maintain for Borrower's subsidiary or affiliated banks, status as well capitalized banks for regulatory purposes;

         E. The Borrower shall maintain:

         (a) On a consolidated basis a minimum ratio of total risk-based capital to risk-weighted assets of ten percent (10%), calculated on a quarterly basis as of the end of each fiscal quarter. The Borrower shall cause its subsidiaries which represent greater than 10% of consolidated capital to maintain the following, all calculated quarterly:

         Minimum ratio of Tier 1 capital to risk-weighted assets of 6.0%;

         Minimum ratio of Tier 1 capital to average assets (leverage ratio) of 5.0%; and

         Minimum ratio of total capital to risk-weighted assets of 10.0%.

         (b) The Borrower shall maintain a minimum annualized return on average assets, on a consolidated basis, of not less than .75%, calculated annually as of December 31 of each year. The Borrower shall cause its subsidiaries to maintain the following:



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             FIRST NATIONAL BANK OF ZANESVILLE

             Minimum Annualized Return on Average Assets:             1.00%



             BELLBROOK COMMUNITY BANK

             Minimum Annualized Return on Average Assets:              .75%



             COUNTY SAVINGS BANK

             Minimum Annualized Return on Average Assets:              .75%


         (c) With respect to non-performing loans, the Borrower shall cause its subsidiary banks to maintain the following, all calculated quarterly:


             FIRST NATIONAL BANK OF ZANESVILLE

             Ratio of Non-Performing Loans to Equity Capital:    Less than 25.0%

             Minimum Loan Loss Reserve to Non-Performing
                Loans                                                100.0%


             BELLBROOK COMMUNITY BANK

             Ratio of Non-Performing Loans to Equity Capital:    Less than 25.0%



             Minimum Loan Loss Reserve to Non-Performing


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                Loans                                                 50.0%



             COUNTY SAVINGS BANK

             Ratio of Non-Performing Loans to Equity Capital:    Less than 25.0%

             Minimum Loan Loss Reserve to Non-Performing
                     Loans                                            50.0%

         F. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is commonly maintained by companies similarly situated or as may reasonably be required by the Lender, including but not limited to, comprehensive general liability insurance, and furnish to the Lender, upon request, certificates of insurance or copies of insurance policies evidencing compliance with this Subsection F;

         G. Comply and cause Borrower's subsidiaries to comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, noncompliance with which would materially adversely affect the business or financial condition of Borrower or its subsidiaries or Borrower's ability to fully perform the obligations hereunder or repay the Note; provided, however, that the Borrower or its subsidiaries may contest the applicability or interpretation of such laws, rules, regulations and orders, or all matters in connection therewith, in good faith and by appropriate proceedings if they maintain adequate reserves in connection therewith;



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

         H. Permit any person designated in writing by the Lender to visit and inspect any of the properties of the Borrower, including their books of account during normal business hours unless otherwise permitted by Borrower, and to discuss its affairs, finances and accounts with its officers, upon reasonable verbal or written notice by the Lender and as often as may be reasonably requested by the Lender;

         I. Require affiliates and subsidiaries to perform all of the foregoing affirmative covenants to the extent they apply to affiliates or subsidiaries.

         7. EVENTS OF DEFAULT

         Upon the happening or occurrence of any of the following events or acts (all of which are hereby defined as Events of Default), the Loan shall become immediately due and payable, at Lender's option, [without any demand or notice whatsoever,] to wit:

         A. If the Borrower fails to make any payment of principal or interest when due, or previously on demand, or fails to make payments as provided hereunder;

         B. If the Borrower defaults in the observance or performance of any covenant, agreement or obligation herein set forth or set forth in any agreement, pledge agreement, note, or instrument, heretofore, now, or hereafter executed by Borrower in favor of the


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

Lender, with respect to the Loan or any extensions, amendments or renewals thereof;

         C. If the Borrower defaults in any payment of any installment of principal or interest on any other permitted obligation, whether direct or indirect, for borrowed money, beyond any period of grace provided with respect thereto, or in the performance of any other term, condition or covenant contained in any permitted agreement (including but not limited to an agreement in connection with the acquisition of capital equipment on a title retention or net lease basis) under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation to cause such obligation to become due prior to its stated maturity;

         D. If any representation or warranty made by the Borrower herein or otherwise in writing in connection with or in this Agreement or any of the Loan Supporting Documents, shall prove to have been false when made or deemed made;

         E. If the Borrower shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors or shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief or the appointment of a receiver,



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

trustee, custodian or other similar official for it or for any substantial part of its property; or the Borrower shall take any corporate or other action to authorize any of the actions described in this subparagraph F; or

         F. If any proceeding shall be instituted against the Borrower or any of its subsidiaries seeking to adjudicate it bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of them or their debts under any law relating to bankruptcy, insolvency or reorganization or relief or the appointment of a receiver, trustee, custodian or other similar official for them or for any substantial part of their property, and either (1) such proceeding shall remain undismissed or unstayed for a period of 30 days; or (2) the Borrower or its subsidiaries shall file any answer admitting or consenting to the jurisdiction of the court and the material allegations of any petition filed in connection with any such proceeding; or (3) any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against them or the appointment of a receiver, trustee, custodian or other similar official for them or for any substantial part of its property) shall occur;

         G. If any state, federal or other regulatory or administrative body, or any officer or agent thereof, shall institute any legal, regulatory or administrative action against Borrower or Borrower's subsidiaries.

         Lender shall have all rights and remedies now or hereafter provided by applicable law and without limiting the generality of the foregoing, the Lender may, at its option, declare its commitment hereunder to be terminated and the Note shall thereupon be and become forthwith, due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding, and may, also without limitation, appropriate and apply toward the payment of the Note any indebtedness of the Lender to the Borrower, however created or arising, and may, also without limitation exercise any and all rights in and to the collateral security referred to in Section 8 below. There shall be no obligation to liquidate any collateral pledged hereunder in any order or with any priority or to exercise any remedy available to Lender in any order.

         8. COLLATERAL SECURITY FOR THE LOAN; CLOSING DOCUMENTS

         A. At or before the Closing of the Loan, the Borrower will [assign, transfer,] pledge and deliver to the Lender, its successors and assigns, with an unrestricted right of rehypothecation, as collateral security to secure payment of the Note and all of its obligations from time to time to the Lender, pursuant to this Agreement, the Loan Supporting Documents and other agreements they may have with the Lender, (hereby granting a "security interest" therein as that term is used in Article 9 of the Uniform Commercial Code in effect in the State of Illinois) 100% of all issued and outstanding shares of stock in its subsidiary, FIRST NATIONAL BANK OF ZANESVILLE, and shall contemporaneously deliver a duly executed stock certificate or certificates representing such shares of stock at Closing, together with duly executed irrevocable stock power agreements.

         B. Prior to the Closing, the Lender will receive: a current state UCC financing statement search and a Certificate of Good Standing for Borrower and each of its subsidiaries and affiliated banks, issued by the secretary of state of the state in which the Borrower and its subsidiaries are incorporated. None of the foregoing may show interests in the Collateral adverse to the lien of the Lender unless permitted by this Agreement. The Borrower further agrees to deliver to the Lender prior to disbursement of funds hereunder and at any subsequent time, upon request, any documentation required by the counsel to the Lender reasonably necessary to assign and pledge to the Lender and perfect the security interests of the Lender in the collateral pledged under this Section 8 (the "Collateral");

         C. Immediately after funding of the Loan Proceeds, Borrower shall provide Lender with copies of the cancelled stock certificates of COUNTY and documenting proof of authority and consummation of the acquisition of COUNTY by Borrower.

         9. OPINION OF COUNSEL; OFFICERS' CERTIFICATES

         A. Prior to the Closing hereunder, the Borrower will furnish to the Lender the favorable opinion of its attorneys in form and substance satisfactory to Lender's counsel.

         B. Prior to the making of the Loan hereunder, the Borrower shall deliver to the Lender such certificates and other documents as the Lender may reasonably request, including but not limited to (i) a certified copy of all directors' resolutions authorizing the Borrower to enter into this Agreement and the Loan Supporting Documents and to issue and deliver the Note; (ii) a certified copy of all directors' resolutions authorizing Borrower's acquisition of COUNTY; (iii) incumbency certificates signed by the Borrower's secretary certifying the names of the officers authorized to sign this Agreement, the Loan Supporting Documents and the Note, together with the true signatures of such officers; the Lender may conclusively rely on such certificates; and (iv) a certificate signed by the Borrower's president and treasurer to the effect that the applicable representations and warranties of the Borrower contained in
Section 4 of this Agreement are true at the time of Closing with the same effect as though such representations and warranties had been made by the Borrower at such time, and that no event has occurred and is continuing, or would result from the Loans, which would constitute an event of default hereunder or would constitute an event of default but for the requirement that notice be given or time elapse or both, and that 100% of the Loan Proceeds will be applied toward the purchase price for the acquisition of COUNTY.

         10. MISCELLANEOUS

         A. No failure or delay on the part of the Lender, or the holder of the Note, in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law;

         B. This Agreement, the Loan Supporting Documents and the Note constitute the entire agreement among the parties and there are no promises expressed or implied unless contained herein. No amendment, modification, termination or waiver of any provision of this Agreement, the Loan Supporting Documents or the Note, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances;

         C. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if mailed, by registered or certified mail, except for interest billing or delivered to Borrower and Lender at the following addresses:

         BancFirst Ohio Corp.

         422 Main Street
         P.O. Box 4658
         Zanesville, Ohio 43702-4658

if to the Lender:

         LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60603, attention: Financial Institutions Division,

         or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery within the terms of this subsection. All notices, requests, demands and other communications provided for hereunder shall be effective when deposited in the mails or delivered to the telegraph company, or hand delivered to the Borrower, addressed as aforesaid;

         D. Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay on demand all costs and expenses of the Lender in connection with the Loans and the negotiation, preparation, execution and delivery of this Agreement, the Loan Supporting Documents and the Note, including the reasonable fees and out-of-pocket expenses of Clausen Miller P.C., special counsel for the Lender with respect thereto and all costs and expenses (including reasonable attorneys' fees and expenses), if any, in connection with the administration and enforcement of this

Agreement, the Loan Supporting Documents and the Note in the preparation and negotiation of this Agreement. In addition, the Borrower shall pay any and all stamp taxes or other taxes of fees payable or determined to be payable in connection with the execution and delivery of this Agreement, the Loan Supporting Documents and the Note and agree to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes;

         E. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument;

         F. This Agreement shall become effective when it shall have been executed and delivered by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender, and their respective successors and assigns, except that the Borrower shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Lender;

         G. This Agreement, the Loan Supporting Documents and the Note have been delivered and accepted in and shall be deemed to be contracts made under and governed by the laws of the State of Illinois, and for all purposes shall be construed in accordance with the laws of said State;

         H. Any provision of this Agreement, the Loan Supporting Documents or the Note, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction; wherever possible, each provision of this Agreement, the Loan Supporting Documents and the Note shall be interpreted in such manner as to be effective and valid under applicable law;

         I. Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement;

         J. All covenants, agreements, representations and warranties made by the Borrower herein shall, notwithstanding any investigation by the Lender, be deemed material and relied on by the Lender and shall survive the execution and delivery to the Lender of this Agreement, the Loan Supporting Documents and the Note;

         K. This Agreement shall secure and govern the terms of any revisions, modifications, extensions, renewals or other amendments of or to the Note.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         BANCFIRST OHIO CORP.

                                By:      _______________________________________

                                Its:     _______________________________________



ATTEST:

____________________________




                                         LASALLE NATIONAL BANK

                                By:      _______________________________________

Its: